Exhibit 99.1

Contact: Stephen Purtell Senior Vice President Investor Relations and Treasurer +1-972-595-5180 spurtell@sftp.com
2017 Off to a Strong Start and Poised to be Another Record Year for Six Flags
Deferred Revenue Up 20 Percent and Active Pass Base up 17 Percent at End of First Quarter
GRAND PRAIRIE, Texas — April 26, 2017 — Six Flags Entertainment Corporation (NYSE: SIX), the world’s largest regional theme park company, today announced that revenue for the first quarter 2017 was $100 million as compared to $115 million for the same period in 2016. The decline was primarily related to lower attendance resulting from a previously anticipated visitation shift of approximately 380 thousand guests due to the Easter holiday falling in April. The later holiday timing caused many schools to schedule spring-break vacations in the second quarter versus the first quarter in 2016. After adjusting for the attendance shift, attendance grew approximately 5 percent.
“Our 2017 season is off to an excellent start with solid attendance growth through this past weekend,” said John Duffey, President and CEO. “With a 17 percent increase in our Active Pass Base at the end of the quarter, a new water park opening in Mexico and the best line-up of new rides and attractions in the company’s history, we are very well-positioned for 2017 to be another record season. We remain confident in our ability to achieve Project 600 in 2017 and continue to drive toward our long-term aspirational goal of $750 million of Modified EBITDA1 by 2020.”
Since most of the parks were not open during the first quarter, the company had a net loss during the quarter of $57.5 million. The loss per share for the first quarter was $0.63 compared to a loss per share of $0.51 in 2016. Adjusted EBITDA2 was a loss of $35 million in the first quarter, representing a $12 million decrease from the first quarter 2016 primarily due to the attendance shift previously mentioned. On a constant currency basis3, Adjusted EBITDA declined $11 million.
As a result of continued strong sales of season passes and memberships, the company’s Active Pass Base, which represents the total number of guests who have purchased a season pass or who are enrolled in the company’s membership program, increased 17 percent year over year. The increase in the Active Pass Base is consistent with the company’s overall strategy to convert single-day visitors to multi-visit passes. Season pass holders and members are the company’s most valuable guests since they generate higher revenue and cash flow for the company than a single day guest, and also provide an excellent hedge against inclement weather throughout the season.
Deferred revenue of $157 million increased by $27 million or 20 percent from March 31, 2016, driven by continued strength in season pass and all season dining pass sales.
Guest spending per capita for first quarter 2017 was $44.29, a decrease of $0.55 or 1 percent compared to 2016 primarily due to foreign exchange translation. On a constant currency basis, guest spending per capita increased by $0.21 in the quarter.
In the first quarter of 2017, the company invested $52 million in new capital, which included $5 million of incremental capital expenditures related to the new water park in Oaxtepec, Mexico. The company also paid $59 million in dividends, or $0.64 per common share, and repurchased $20 million of its common stock. Net Debt4 as of March 31, 2017, was $1,683 million, which translates to a 3.4 times net leverage ratio.
This month the company opened a new 60-acre water park in Oaxtepec, Mexico. This represents the company’s 19th park and will provide opportunities to increase EBITDA and cash flow, as well as allow the company to leverage its large Active Pass Base at the nearby theme park. In February, the company also announced a second Chinese licensing location in the city of Bishan, consisting of a theme park and a waterpark, bringing the total number of international Six Flags-branded parks under development to five.
As previously announced, this spring the company is introducing the best and most innovative line-up of new rides in the company’s history, including the Thunder Rapids Water Coaster—the world’s first rocket blast water coaster at Six Flags Fiesta Texas; The Joker—a record breaking 4D free-fly coaster at Six Flags New England, Six Flags Great America, and Six Flags Over Texas; and Justice League: Battle for Metropolis—an interactive dark ride with 3D graphics and robust gaming elements at Six Flags Magic Mountain, Six Flags Great Adventure, and Six Flags Over Georgia. The company is also introducing two new virtual reality experiences and new attractions at each of the other theme and waterparks.

Conference Call
At 8:00 a.m. Central Time today, April 26, 2017, the company will host a conference call to discuss its first quarter 2017 financial performance. The call is accessible through either the Six Flags Investor Relations website at www.investors.sixflags.com or by dialing 1-855-889-1976 in the United States or +1-937-641-0558 outside the United States and requesting the Six Flags earnings call. A replay of the call will be available by dialing 1-855-859-2056 or +1-404-537-3406 through May 3, 2017, and requesting conference ID 1772355.
About Six Flags Entertainment Corporation
Six Flags Entertainment Corporation is the world’s largest regional theme park company with $1.3 billion in revenue and 19 parks across the United States, Mexico and Canada. For 56 years, Six Flags has entertained millions of families with world-class coasters, themed rides, thrilling water parks and unique attractions. For more information, visit www.sixflags.com.
Forward Looking Statements
The information contained in this release, other than historical information, consists of forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. These statements may involve risks and uncertainties that could cause actual results to differ materially from those described in such statements. These risks and uncertainties include, among others, (i) the adequacy of cash flows from operations, available cash and available amounts under our credit facilities to meet our future liquidity needs, (ii) our ability to roll out our capital enhancements in a timely and cost effective manner, (iii) our ability to improve operating results by implementing strategic cost reductions, and organizational and personnel changes without adversely affecting our business, (iv) our operations and results of operations, and (v) the risk factors or uncertainties listed from time to time in the company’s filings with the Securities and Exchange Commission ("SEC"). In addition, important factors, including factors impacting attendance, such as local conditions, contagious diseases, events, disturbances and terrorist activities; recall of food, toys and other retail products sold at our parks; risk of accidents occurring at the company’s parks or other parks in the industry and adverse publicity concerning our parks or other parks in the industry; inability to achieve desired improvements and our aspirational financial performance goals; adverse weather conditions such as excess heat or cold, rain and storms; general financial and credit market conditions; economic conditions (including customer spending patterns); changes in public and consumer tastes; construction delays in capital improvements or ride downtime; competition with other theme parks and other entertainment alternatives; dependence on a seasonal workforce; unionization activities and labor disputes; laws and regulations affecting labor and employee benefit costs, including increases in state and federally mandated minimum wages, and healthcare reform; pending, threatened or future legal proceedings and the significant expenses associated with litigation; cyber security risks and other factors could cause actual results to differ materially from the company’s expectations. Although the company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will be realized and actual results could vary materially. Reference is made to a more complete discussion of forward-looking statements and applicable risks contained under the captions "Cautionary Note Regarding Forward-Looking Statements" and "Risk Factors" in the company’s Annual and Quarterly Reports on Forms 10-K and 10-Q, and its other filings and submissions with the SEC, each of which are available free of charge on the company’s investor relations website at www.investors.sixflags.com and on the SEC’s website at www.sec.gov.
Footnotes

(1)	See the following financial statements and Note 3 to those financial statements for a discussion of Modified EBITDA (a non-GAAP financial measure) and its reconciliation to net income (loss).

(2)	See the following financial statements and Note 3 to those financial statements for a discussion of Adjusted EBITDA (a non-GAAP financial measure) and its reconciliation to net income (loss).

(3)	Constant Currency calculations assume prior year results for the company’s parks in Mexico and Canada are translated at current year foreign exchange rates.

(4)	Net Debt (a non-GAAP financial measure) represents total long-term debt as reported, including current portion, and any short-term bank borrowings, less cash and cash equivalents.

SIX FLAGS ENTERTAINMENT CORPORATION

Statement of Operations Data (1)

	Three Months Ended		Twelve Months Ended
(Amounts in thousands, except per share data)	March 31, 2017	March 31, 2016	March 31, 2017	March 31, 2016
Theme park admissions	$50,948	$58,081	$708,280	$705,354
Theme park food, merchandise and other	31,160	38,290	514,037	510,255
Sponsorship, licensing and other fees	13,290	14,432	65,187	62,123
Accommodations revenue	4,130	4,616	16,003	16,470
Total revenue	99,528	115,419	1,303,507	1,294,202
Operating expenses (excluding depreciation and amortization shown separately below)	92,112	94,111	487,408	475,968
Selling, general and administrative expense (excluding depreciation, amortization and stock-based compensation shown separately below)	34,925	34,257	176,123	180,554
Costs of products sold	7,581	10,138	107,022	103,662
Depreciation	26,643	25,378	105,555	104,029
Amortization	648	650	2,601	2,615
Stock-based compensation	11,990	2,006	126,323	35,932
Loss (gain) on disposal of assets	670	(483)	3,121	8,733
Interest expense, net	21,001	19,458	83,415	76,774
Loss on debt extinguishment	—	—	2,935	6,557
Other (income) expense, net	(903)	699	82	994
(Loss) income before income taxes	(95,139)	(70,795)	208,922	298,384
Income tax (benefit) expense	(37,591)	(23,860)	62,808	82,138
Net (loss) income	(57,548)	(46,935)	146,114	216,246
Less: Net income attributable to noncontrolling interests	—	—	(38,425)	(38,165)
Net (loss) income attributable to Six Flags Entertainment Corporation	$(57,548)	$(46,935)	$107,689	$178,081

Weighted-average number of common shares outstanding:
Weighted-average common shares outstanding — basic:	91,151	92,359	92,051	93,208
Weighted-average common shares outstanding — diluted:	91,151	92,359	94,011	95,433

Net (loss) income per average common share outstanding:
Net (loss) income per average common share outstanding — basic:	$(0.63)	$(0.51)	$1.17	$1.91
Net (loss) income per average common share outstanding — diluted:	$(0.63)	$(0.51)	$1.15	$1.87

Balance Sheet Data

	As of
(Amounts in thousands)	March 31, 2017	December 31, 2016
Cash and cash equivalents (excluding restricted cash)	$31,001	$137,385
Total assets	2,429,379	2,487,672

Deferred revenue	156,892	123,955
Short-term bank borrowings	60,000	—
Current portion of long-term debt	29,010	29,161
Long-term debt (excluding current portion)	1,625,449	1,624,486

Redeemable noncontrolling interests	485,876	485,876

Total stockholders' deficit	(184,837)	(186,490)

Shares outstanding	91,257	90,849

SIX FLAGS ENTERTAINMENT CORPORATION

Definition and Reconciliation of Non-GAAP Financial Measures
We prepare our financial statements in accordance with United States generally accepted accounting principles ("GAAP"). In our press release, we make reference to non-GAAP financial measures including Modified EBITDA, Adjusted EBITDA and Adjusted Free Cash Flow. The definition for each of these non-GAAP financial measures is set forth below in the notes to the reconciliation tables. We believe that these non-GAAP financial measures provide important and useful information for investors to facilitate a comparison of our operating performance on a consistent basis from period to period and make it easier to compare our results with those of other companies in our industry. We use these measures for internal planning and forecasting purposes, to evaluate ongoing operations and our performance generally, and in our annual and long-term incentive plans. By providing these measures, we provide our investors with the ability to review our performance in the same manner as our management.
However, because these non-GAAP financial measures are not determined in accordance with GAAP, they are susceptible to varying calculations, and not all companies calculate these measures in the same manner. As a result, these non-GAAP financial measures as presented may not be directly comparable to a similarly titled non-GAAP financial measure presented by another company. These non-GAAP financial measures are presented as supplemental information and not as alternatives to any GAAP financial measures. When reviewing a non-GAAP financial measure, we encourage our investors to fully review and consider the related reconciliation as detailed below.
The following table sets forth a reconciliation of net (loss) income to Adjusted EBITDA for the three months and twelve months ended March 31, 2017 and March 31, 2016:

	Three Months Ended		Twelve Months Ended
(Amounts in thousands)	March 31, 2017	March 31, 2016	March 31, 2017	March 31, 2016
Net (loss) income	$(57,548)	$(46,935)	$146,114	$216,246
Income tax (benefit) expense	(37,591)	(23,860)	62,808	82,138
Other (income) expense, net	(903)	699	82	994
Loss on debt extinguishment	—	—	2,935	6,557
Interest expense, net	21,001	19,458	83,415	76,774
Loss (gain) on disposal of assets	670	(483)	3,121	8,733
Amortization	648	650	2,601	2,615
Depreciation	26,643	25,378	105,555	104,029
Stock-based compensation	11,990	2,006	126,323	35,932
Impact of Fresh Start valuation adjustments (2)	10	22	77	143
Modified EBITDA (3)	(35,080)	(23,065)	533,031	534,161
Third party interest in EBITDA of certain operations (4)	—	—	(38,425)	(38,165)
Adjusted EBITDA (3)	$(35,080)	$(23,065)	$494,606	$495,996

Weighted-average common shares outstanding — basic:	91,151	92,359	92,051	93,208
The following table sets forth a reconciliation of net cash (used in) provided by operating activities to Adjusted Free Cash Flow for the three months and twelve months ended March 31, 2017 and March 31, 2016:

	Three Months Ended		Twelve Months Ended
(Amounts in thousands)	March 31, 2017	March 31, 2016	March 31, 2017	March 31, 2016
Net cash (used in) provided by operating activities	$(60,588)	$(53,005)	$455,652	$473,251
Changes in working capital	2,942	5,077	(13,282)	(21,979)
Interest expense, net	21,001	19,458	83,415	76,774
Income tax (benefit) expense	(37,591)	(23,860)	62,808	82,138
Amortization of debt issuance costs	(1,171)	(1,066)	(4,608)	(4,396)
Other expense (income), net	1,171	2,005	1,826	(5,514)
Interest accretion on notes payable	(92)	(117)	(388)	(663)
Changes in deferred income taxes	39,238	28,421	(52,469)	(65,593)
Impact of Fresh Start valuation adjustments (2)	10	22	77	143
Third party interest in EBITDA of certain operations (4)	—	—	(38,425)	(38,165)
Cash paid for interest, net	(35,774)	(28,682)	(75,907)	(71,637)
Capital expenditures, net of property insurance recoveries in 2016	(51,634)	(42,542)	(138,030)	(122,880)
Cash taxes (5)	(2,662)	(5,979)	(13,950)	(17,119)
Adjusted Free Cash Flow (6)	$(125,150)	$(100,268)	$266,719	$284,360

Weighted-average common shares outstanding — basic:	91,151	92,359	92,051	93,208

(1)	Revenues and expenses of international operations are converted into U.S. dollars on an average basis as provided by GAAP.

(2)
Amounts recorded as valuation adjustments and included in reorganization items for the month of April 2010 that would have been included in Modified EBITDA and Adjusted EBITDA, had fresh start accounting not been applied. Balance consists primarily of discounted insurance reserves that will be accreted through the statement of operations each quarter through 2018.

(3)
“Modified EBITDA”, a non-GAAP measure, is defined as our consolidated income (loss) from continuing operations: excluding the cumulative effect of changes in accounting principles, discontinued operations gains or losses, income tax expense or benefit, restructure costs or recoveries, reorganization items (net), other income or expense, gain or loss on early extinguishment of debt, equity in income or loss of investees, interest expense (net), gain or loss on disposal of assets, gain or loss on the sale of investees, amortization, depreciation, stock-based compensation, and fresh start accounting valuation adjustments. Modified EBITDA as defined herein may differ from similarly titled measures presented by other companies. Management uses non-GAAP measures for budgeting purposes, measuring actual results, allocating resources and in determining employee incentive compensation. We believe that Modified EBITDA provides relevant and useful information for investors because it assists in comparing our operating performance on a consistent basis, makes it easier to compare our results with those of other companies in our industry as it most closely ties our performance to that of our competitors from a park level perspective and allows investors to review performance in the same manner as our management.

"Adjusted EBITDA", a non-GAAP measure, is defined as Modified EBITDA minus the interests of third parties in the Adjusted EBITDA of properties that are less than wholly owned (consisting of Six Flags Over Georgia, Six Flags White Water Atlanta and Six Flags Over Texas). Adjusted EBITDA is approximately equal to “Parent Consolidated Adjusted EBITDA” as defined in our secured credit agreement, except that Parent Consolidated Adjusted EBITDA excludes Adjusted EBITDA from equity investees that is not distributed to us in cash on a net basis and has limitations on the amounts of certain expenses that are excluded from the calculation. Adjusted EBITDA as defined herein may differ from similarly titled measures presented by other companies. Our board of directors and management use Adjusted EBITDA to measure our performance and our current management incentive compensation plans are based largely on Adjusted EBITDA. We believe that Adjusted EBITDA is frequently used by all our sell-side analysts and most investors as their primary measure of our performance in the evaluation of companies in our industry. In addition, the instruments governing our indebtedness use Adjusted EBITDA to measure our compliance with certain covenants and, in certain circumstances, our ability to make certain borrowings. Adjusted EBITDA, as computed by us, may not be comparable to similar metrics used by other companies in our industry.

(4)	Represents interests of third parties in the Adjusted EBITDA of Six Flags Over Georgia, Six Flags Over Texas and Six Flags White Water Atlanta.

(5)
Based on our current federal net operating loss carryforwards, we believe we will continue to pay minimal amounts for cash taxes for the next two years. Cash taxes paid represents statutory taxes paid, primarily driven by Mexico and state level obligations.

(6)
Management uses Adjusted Free Cash Flow, a non-GAAP measure, in its financial and operational decision making processes, for internal reporting, and as part of its forecasting and budgeting processes as it provides additional transparency of our operations. Management believes that Adjusted Free Cash Flow is useful information to investors regarding the amount of cash that we estimate that we will generate from operations over a certain period. Management believes the presentation of this measure will enhance the investors' ability to analyze trends in the business and evaluate the Company's underlying performance relative to other companies in the industry. A reconciliation from net cash provided by operating activities to Adjusted Free Cash Flow is presented in the table above. Adjusted Free Cash Flow as presented herein may differ from similarly titled measures presented by other companies.